UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021

DERMTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38118	84-2870849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA 92037

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code (858) 450-4222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DMTK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

On July 1, 2021, DermTech, Inc., or the Company, entered into an Office Lease, or the Lease, with Kilroy Realty, L.P., or the Landlord, with respect to an aggregate of 95,997 rentable square feet consisting of the entire building located at 12340 El Camino Real, San Diego, California  92130, or the Entire Premises. The Entire Premises covered by the Lease will serve as the Company’s new principal office.

The Lease provides that the Landlord will cause the installation and/or construction of certain improvements to the Entire Premises in four phases, with each phase pertaining to a specified portion of the Entire Premises.  The initial term of the Lease is ten (10) years and six (6) months beginning on the earlier to occur of (i) January 1, 2023 and (ii) the date that Landlord tenders possession of the Phase III Premises (as defined in the Lease) to the Company following the substantial completion of the improvements to the Phase III Premises required by the Lease, or the Lease Commencement Date. The Company has the option to extend the term of the Lease for two (2) additional five (5) year periods, subject to the terms of the Lease.

As the Landlord tenders possession of each portion of the Entire Premises for which the applicable improvements required by the Lease are substantially complete, the Company will be obligated to make monthly payments of base rent with respect to such portion of the Entire Premises as set forth on Schedule 1 to the Lease. In the event the Company exercises its option to extend the Lease term, the Lease provides for monthly rent payments during the additional five (5) year periods at the then-current market rent as determined in accordance with the Lease. In addition to rent, the Lease requires the Company to pay additional rent amounts for taxes, insurance, maintenance and other expenses.

Concurrently with the execution of the Lease, the Company delivered to the Landlord a security deposit in the amount of $3,023,906 in the form of a letter of credit. Such Letter of Credit shall be reduced to $2,015,937 on the third anniversary of the Lease Commencement Date and reduced to $1,007,969 on the fifth anniversary of the Lease Commencement Date.

Pursuant to the Lease, the Company also has a right of first refusal to lease additional space in another building owned by the Landlord and located at 12390 El Camino Real, San Diego, California on certain terms and conditions set forth in the Lease.

The Lease contains customary events of default that, among other things, entitle the Landlord to terminate the Lease and recover from the Company the worth of any unpaid rent for the remainder of the term of Lease in excess of such rental loss that the Company proves could have been reasonably avoided by Landlord, plus certain additional costs and expenses arising from the termination. The specified events of default include, among other things, nonpayment of rent or other amounts required to be paid by the Company under the Lease and insolvency events.

The foregoing summary of the Lease is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Office Lease, dated July 1, 2021, by and between the Company and Kilroy Realty, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMTECH, INC.

Date: July 7, 2021	By:	/s/ Kevin Sun
Name: Kevin Sun
Title: Chief Financial Officer